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                                                                   Exhibit 10(c)

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made this 16th day of November, 1998, by and between ROSEMOUNT AEROSPACE INC., a Delaware corporation ("Buyer"), and ROBOTIC VISION SYSTEMS, INC., a Delaware corporation ("Seller").

                                    RECITALS

A. Seller has developed certain ice detector products as described in Exhibit A to this Agreement, and associated components, technology, intellectual property, and items of Seller's Aircraft Safety Division ("Division") (collectively, "Products).

B. Buyer desires to purchase and acquire from Seller and Seller desires to sell and transfer to Buyer all of Seller's rights in and with respect to the Products and all technology related to the Products, and those certain assets of Seller related to the research, know-how, development, production and sale of the Products identified in this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations herein contained, Buyer and Seller agree to the foregoing and as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

1.1 Purchase and Sale. Seller agrees to sell and transfer to Buyer and Buyer agrees to purchase and accept from Seller on the Closing Date, as hereinafter defined, free and clear of any and all claims, liens or encumbrances of any kind whatsoever, the Products and all of the following (hereinafter collectively referred to as the "Assets"):

a) Contract Rights. Seller's rights under the contracts and relationships listed in Exhibit B hereto ("the Contacts"), including without limitation Seller's rights to supplies and materials ordered, and accounts receivable and other rights to payment with respect to the Contracts;

b) Tooling and Equipment. All of those certain items of machinery, tooling, test equipment and/or other personal property listed on Exhibit C hereto (the "Tooling and Equipment"), with an aggregate value of not less than the amount set forth in Section 7.3(a);

c) Inventory. All inventories of raw materials, supplies, parts, components, finished Products and other items related to the Products (including without limitation those items listed on Exhibit D hereto) held by the Seller on the Closing Date for use by Seller in connection with the Products or for sale to customers (the "Inventory"), with an aggregate value of not less than the amount set forth in Section 7.3(a);

d) Intellectual Property. All patents and patent applications, trademarks, service marks, trade names, trademark, service mark and trade name registrations, copyrights, (and applications therefor), product names, designations, descriptions and identifiers, logos, product literature, marketing materials, price lists, trade secrets, and all of the technical and business information used or possessed by or on behalf of Seller whether in tangible or intangible form (including all originals and copies thereof), including, without limitation, designs, drawings, design data, plans, specifications, test specifications and procedures, cost and pricing data, customer lists and contacts, customer history information, market information, data, charts, graphs, blueprints, sketches, models, prototypes, samples, engineering drawings, engineering and R & D notebooks and embodiments thereof, reports, analyses, assembly instructions, procedures, product literature, quality control documentation, maintenance and modification manuals, training installation and operation manuals, processes, formulae, manufacturing techniques and processes, forms, records, manuals, software, hardware, source codes, object codes, systems, technical libraries, data bases, studies, know-how, knowledge, experience base, CDRH and other government, regulatory and/or industry submissions or approvals and applications therefor (if applicable to the Products, and all information, rights, and data related thereto), and all other research and development, projects, inventions, discoveries, improvements, trade secrets, ideas, know-how, technical data and information, whether written or unrecorded and whether in human readable, machine readable, electronic format or other format, which pertain or relate to or arise


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      from the Products, Product derivatives, Division-led research projects and/or Contracts, and/or the manufacture, research, development approvals, marketing, sale, warranty, operation, failure, return, repair and/or performance of the Products, Product derivatives and/or Division-led research projects together with all information, rights, and data in whatever form related thereto, and the sole and exclusive ownership and right to make, have made, develop, certify, operate, use and sell the same (the "Intellectual Property"). The Intellectual Property includes, without limitation, those items described in Exhibit E hereto; and

e) Related Rights. All claim, warranty or indemnification rights, causes of action, rights of recovery and rights of set off of whatever kind of description, (but not the responsibility or any obligation with respect thereto) against third parties, arising out of or relating to the Products, Contracts, Tooling and Equipment, Intellectual Property or Inventory, and/or all applicable insurance coverages related thereto. Assets do not include, and Seller will be solely responsible for, and will defend, indemnify and hold Buyer harmless against, all claims, demands, liabilities and obligations of any kind, in any manner arising from or relating to the Assets or Products with respect to events occurring, matters existing, or conditions or circumstances arising prior to the Transfer Date (as defined below), all real estate and real estate related matters (including without limitation, leases and environmental matters), regardless of whether used in the production or sale of the Products, performance of the Contracts, or use of the Inventory or Intellectual Property, and all liabilities or obligations which are not expressly assumed in Section 1.3 of this Agreement by Buyer. Seller will, at its sole cost and expense, maintain its lease and operation of the Division's facility located at 110 Lake Avenue South, Suite 46, Nesconset, New York (the "Facility"), and continue to assume all responsibilities therefor, both before and after the Closing and the period of the Transition Services Agreement.

1.2 Retained Liabilities. Notwithstanding anything to the contrary, Seller retains and, Buyer does not assume, any liability or obligation in any manner arising from or related to (1) the Division, Seller or Facility at any time; or
(2) the Assets or Products for any event occurring, matter existing, or condition or circumstance arising prior to the first to occur of (i) twenty-one
(21) days after the date on which substantially all of the Assets are received at Buyer's Minnesota facility to allow for the production of the Products by Buyer, or (ii) the termination of the Transition Services Agreement (attached as Exhibit F) pursuant to Section 4.1(i) thereof (the "Transfer Date"). Without limiting the foregoing, Seller shall retain, and Buyer shall not assume, the foregoing and following liabilities and obligations (the "Retained Liabilities"):

a) Taxes on the transfer, or any income, gain or profits realized by Seller, as a result of the sale of the Assets under this Agreement;

b) All of Seller's federal, state, local and foreign taxes, charges, and/or duties of all types, together with interest and penalties thereon;

c) All warranty, return, service and/or other obligations with respect to goods or services of the Division; all warranty, return, service, and/or other obligations with respect to the Products provided or sold on or prior to the Transfer Date or Products which were held in Inventory on the Transfer, subject to Section 5.8;

d) All claims alleging product defect, injury or death to persons or damage to property arising out of Products manufactured or sold prior to the Transfer Date;

e) Obligations and liabilities relating to or arising out of or incurred in connection with the Contracts which accrue or relate to periods, circumstances or events arising prior to the Transfer Date, and any costs or liabilities arising from noncompliance by Seller with applicable laws and regulations (including without limitation any increased costs or additional liabilities imposed on Buyer in connection with any of the Contracts as a result of such noncompliance by Seller).

f) Liabilities arising out of the sale or use of the Products or Assets or conduct of the Division prior to the Transfer Date, or based on occurrences, facts, or circumstances occurring or in existence on or prior to the Transfer Date, whenever the liability arises or the claim is made;

g) Environmental, waste disposal or handling, and/or employee or occupational health and safety related claims pertaining in any manner to the Facility, the Division, or other assets or properties owned or operated by Seller;


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h)    Any current or future obligation with respect to loans to or from Seller, and liens against the Products or Assets created prior to the Transfer
      Date;

i) Liabilities under Seller's or the Division's plans or arrangements for wages, compensation, severance, retirement, vacation, medical disability, or other employee benefits or obligations to employees (whether to current or retired employees or their beneficiaries) of any kind including without limitation any claims, liabilities or obligations relating to or arising in connection with the actual or constructive termination of employment of any employee of Seller; and

j) Any litigation, arbitration or other adversarial proceeding concerning the Seller or the Division at any time, and with respect to the Products or the Assets, arising in any manner from events, circumstances or condition prior to the Transfer Date.

1.3 No Assumption of Liabilities. Except for liabilities or obligations of Buyer's ownership of the Assets relating solely to events, circumstances or occurrences after the Transfer Date, Buyer shall not assume and has not assumed any liabilities or obligations of any kind or nature whatsoever, fixed or contingent, known or unknown, due or not yet due. Except to the extent of liabilities or obligations expressly assumed by Buyer in this Section 1.3, Seller retains, continues to assume, and protects Buyer from, all obligations, liabilities, debts and responsibilities of any kind with respect to the Products, Assets, Division, Facility, or other operations or activities of Seller.

1.4 Buyer agrees to grant to Seller a license after the Closing Date (defined below) to that portion of the Intellectual Property necessary for certain current uses by Seller (other than the Products) upon the terms of Exhibit 1.4.

                                   ARTICLE II
                                    PAYMENTS

2.1 Payment. Subject to the terms and conditions of this Agreement, the purchase price for the Products and the Assets is $4,500,000.00 (four million five hundred thousand dollars), subject to adjustments as described herein. Buyer shall pay Seller on the Closing Date, by certified check or wire transfer (at Buyer's option) the amount of $4,050,000.00 (four million fifty thousand dollars) ("Base Purchase Price"), subject to adjustment at Closing pursuant to
Section 7.3(a). Buyer shall retain the $450,000.00 (four hundred fifty thousand dollars) balance of the Purchase Price ("Balance") to be maintained in an interest bearing account and distributed pursuant to the terms of Exhibits B and G.

2.2 Allocation. The Purchase Price described in Section 2.1 above shall be allocated among the Assets and the non-competition covenant of Section 5.2 as provided in Exhibit H hereto. The parties agree that such allocation reflects accurate, fair values for the Assets listed therein and the non-competition covenant, and further agree to use such values for tax purposes and furnish each other, upon request, such data and documentation as may be available to support such values. Buyer and Seller agree to report this allocation for tax and other purposes as may be required by law, and will not voluntarily take any position inconsistent therewith in any judicial or administrative proceeding.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the following are true and correct as of the date hereof, will be true and correct as of the Closing Date, (as hereinafter defined), will survive the Closing, and no claim has been made or threatened which asserts a position contrary to these representations and warranties:

3.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

3.2 Power and Authority; No Default. The execution, delivery and performance of this Agreement by Seller and the transfers, conveyances, assignments and deliveries contemplated hereby have been duly authorized by all necessary corporate action of Seller's board of directors, which constitutes all required corporate action. This Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions


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contemplated hereby will conflict with or violate the Articles of Incorporation or By-laws of Seller or result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note, contract, license or other agreement to which Seller is a party or to which any of the Assets relate, including without limitation the Contracts, other than the "FAA Contract" described on Exhibit B, which requires consent of the Federal Aviation Administration, and under Seller's bank credit agreement where the consent of the lender is required, which Seller shall obtain prior to Closing.

3.3 Title to Assets. Seller is the sole owner of, and has good and marketable title to, all of the Assets, free and clear of any mortgage, conditional sale agreement, security interest, lease, pledge, hypothecation, financing statement, license, adverse claim, lien or other encumbrance, of any kind or nature. The Assets are not and have not been transferred, conveyed, licensed or encumbered in any respect, and no Products or Assets are controlled by, licensed to or from, or in the possession of, any other party, other than Products purchased and paid for by customers consistent with past practice, and a lien on the Assets in favor of The Bank of New York, which shall be fully and finally released at Closing.

3.4 Condition and Sufficiency of the Tooling and Equipment. All of the Tooling and Equipment has been well maintained and is in good operating condition, free from defects (reasonable wear and tear excepted) and sufficient for the conduct of normal operations to manufacture, develop, use, maintain, sell, operate, and repair the current Products, continue research, development and other technical efforts, and fully perform the Contracts.

3.5 Inventory. All Inventory is merchantable, suitable, useable and sufficient in the manner consistent with the good business conduct and regular good faith operation of Seller and the Division during the 12 month period prior to the date of this Agreement ("past practice"), and is not obsolete, excessive or below standard quality or outside of Seller's or customer's specification.

3.6 Intellectual Property. The Intellectual Property is sufficient to enable Buyer to make, have made, use, manufacture, develop, maintain, sell, operate, and repair the current Products consistent with past practice, and all Product specifications, continue Division research, development and other technical efforts, and fully perform the Contracts. Full ownership and all other rights to and under such Intellectual Property will be conveyed to Buyer under this Agreement without alteration, limitation or impairment. No past or present employees, officers, directors, shareholders or affiliates of Seller or any other third party has any rights in any such Intellectual Property by ownership, license or otherwise. All rights of Seller's past and present employees have been fully assigned to Seller. No license or other rights from or to any third parties exist regarding the Intellectual Property (except to the extent of rights of the U.S. Government pursuant to the FAA Contract, as specifically described in Exhibit E). Seller is not liable, and has not made any contract or arrangement or action whereby it may become liable, to any person for any royalty, infringement, or other payment, compensation or claim for the use of any Intellectual Property or the production and sale of the Products. No person or entity other than Seller has any legal right, license or power to design, manufacture and/or sell the Products or to use, apply or possess the Intellectual Property (except to the extent of rights of the U.S. Government, as specifically described in Exhibit E, pursuant to the FAA Contract). The Intellectual Property does not infringe any intellectual property rights of others, and Seller has not been charged or threatened with any infringement or improper or unauthorized use or disclosure. To the best of Seller's knowledge after due inquiry, no use of the Intellectual Property is being made or has been made by any one other than Seller. All patents, trademarks and trade names have been duly and timely filed and all fees have been properly paid, are free of any claim or threat of infringement, are in full force and effect, and will be fully valid and enforceable by Buyer after the Closing, subject to Buyer's maintenance thereafter of such patents, trademarks and tradenames.

3.7 Completeness of Assets. The Assets constitute all of the property, items, know-how and assets necessary to permit Buyer to manufacture, develop, use, maintain, sell, operate, and repair the Products, perform the Contracts and conduct and continue research and development efforts of the Division, consistent with Seller's past practice. There are no other tangible or intangible properties, or assets or intellectual property, necessary for Buyer to produce and sell the Products, fully perform the Contracts (except for the limitations with respect to the FAA Contract as described on Exhibit B), and continue research and development efforts.

3.8 Functional Compliance. The Products, Tooling and Equipment, Inventory and Intellectual Property correctly process, provide, store, and receive data prior to, during and after the year 2000. All Products


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previously sold, in Inventory or hereafter produced or sold based on the
Intellectual Property will maintain full functionality and performance consistent with specifications and contract requirements, and operate without error before, during and after January 1, 2000, including but not limited to, accepting data input, providing data output, storing and manipulating data, providing calculations, recognizing the year 2000 as a leap year, and to the best of Seller's knowledge after due inquiry, interfacing with other products.

3.9 Employees. No employees, agents or other affiliates of Seller have rights in the Assets or are otherwise necessary for Buyer to manufacture, develop, use, maintain, sell, operate, and repair the Products and fully perform the Contracts. Seller acknowledges that Buyer is assuming no contract, payment, compensation, benefits, royalty payment, or other obligation of or to any employee, agent, contractor or affiliate of Seller. All current and former employees of Seller involved in any way with the Division or the Assets have executed and have currently effective a Confidentiality, Inventions and Non-competition Agreement, substantially in the form attached as Exhibit 3.9. Seller will take all action necessary and appropriate to enforce those agreements and prosecute any violations thereof, and defend any claim arising from any breach or violation of such agreement, at Seller's sole cost and expense, for a period of five (5) years after the Closing Date. Seller shall engage counsel and other representatives reasonably acceptable to Buyer, or at Buyer's election, shall promptly authorize Buyer's direct assumption of such claim and/or defense and shall promptly and fully reimburse Buyer's reasonable costs and expenses thereof, including attorney's consultant's and investigator's fees in connection with such enforcement or defense by Buyer.

3.10 Contracts. All Contracts are in full force and effect and enforceable in accordance with their terms. All parties to such Contracts have performed all obligations required to be performed by them. Seller and all other parties to any such Contract are not and have not been in default thereunder, nor has there occurred any other event which, with the passage of time or giving of notice or both, would constitute default thereunder. Except as expressly set forth in Exhibit B, no party to any Contract is required to consent, nor will anyone otherwise object to the transfer and assignment of such Contracts to Buyer, nor do any contracts grant any rights or license in the Assets to any government, the contracting party or any other party. Seller will take all necessary action to novate, assign and transfer Seller's rights under such Contracts to Buyer. Seller will assume, accept and be fully responsible for all obligations of any kind under the Contracts, or any other contract, warranty or other commitment or liability, arising from events, circumstances or occurrences prior to the Transfer Date. The assignment of the Contracts to Buyer under this Agreement will not constitute a breach or default thereunder (subject to the novation, described on Exhibit B, of the FAA Contract), and will not alter the prices, duration or other terms contained therein. All of Seller's Contracts including customer and vendor Contracts, are listed on Exhibit B. Copies of the Contracts will be provided to Buyer at least 14 days prior to Closing, will be true and complete, and will not be amended or modified.

No supplier Contract provides for any long-term obligation (in excess of a single pending purchase order) or any quantity in excess of normal quantities ordered consistent with past practice and Seller's standard terms and conditions of purchase (attached as Exhibit 3.10A). Except as expressly set forth on Exhibit B, all Contracts with customers are pursuant to Seller's standard terms and conditions of sale (attached as Exhibit 3.10B). No customers of Seller in respect of the Contracts are entitled to discounts, volume rebates, or similar reduction in price except as provided by the express terms of the Contracts, nor do such Contracts provide or allow for "most favored customer" or other price warranty terms. No supplier or vendor contracts are single source or subject to threat of termination. Seller has complied with all applicable laws and regulations in the performance of the Contracts and the manufacture, distribution, warranty and sale of the Products. There are no facts or circumstances that have resulted in or could reasonably serve as the basis for
(i) any notice pursuant to any Contract default or warranty claim provisions or notices of default, however termed, (ii) any Contract termination, whether for default, convenience, cancellation or lack of funding (except for conditions of government appropriations, described in Exhibit B, under the FAA Contract,) or other reasons, (iii) any final decision or modification assessing a price modification or claim for damages or other remedy or modification, however described, (iv) any claim including without limitation claims based on assertions of defective pricing or assertions of violations of Government cost accounting standards or cost, principles, (v) any request for an equitable adjustment of or claim concerning the Contracts submitted by or through Seller or its customers or brought by any subcontractors or suppliers against Seller,
(vi) disallowance of cost (direct or indirect) or related claims, (vii) any claim, litigation, demand, or proceeding concerning the Products, the Contracts, or their performance or related technology, (viii) any claim, investigation, enforcement or grand jury proceeding of any criminal, civil or administrative nature by any investigative or enforcement agency of the U.S. Government or any bureau or agency thereof or in the nature of a "Qui Tam" action by a private party, or (ix) any allegation that any of the foregoing is or was applicable.


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3.11 Finders' Fees. Seller has not dealt with any broker or finder or incurred any liability for brokerage fees, finders' fees, agents' commissions or other similar forms of compensation in connection with this Agreement or the transaction contemplated hereby.

3.12 Approvals. No authorization, approval or consent of any governmental department, bureau or agency or other public board or authority, or any third party is required for the consummation by Seller of the transfer of the Products or Assets to Buyer and other transactions contemplated by this Agreement except for consent of the FAA to novate and transfer the FAA Contract to Buyer and the lien in favor of the Bank of New York, which Seller shall cause to be released prior to Closing.. No FAA or other government certification or approval is required to use, operate, market or sell the Products consistent with past practice. No customer ice safety or management program has disapproved, nor has the use or inclusion of the Products in such a program been rejected or disapproved.

3.13 Claims. Except as provided in Exhibit 3.13, there are no claims, actions, suits, or proceedings of any nature which have been made, or are currently existing or threatened arising from the Products or the Assets, or the ownership, use, marketing, sale, warranty or other matter relating thereto. Seller has taken all reasonable action to protect the Assets and prevent loss, damage, waste or unauthorized use of the Assets. Seller will defend, indemnify and hold harmless Buyer from all such claims, actions, suits or proceedings of any kind or nature arising from or relating in any way to design, production, use, marketing, sale, handling, warranty or any other matter arising from any circumstance, event, omission or occurrence prior to the Transfer Date.

3.14 Facility. Seller is the sole lessee and operator of the Facility. Seller and its employees exercise full control of the activities and operations of the Facility. The Products, Tooling and Equipment, Inventory and the Facility have not used and do not use asbestos, PCB's, radioactive materials, or any material not properly registered and approved under applicable law.

3.15 Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES TO BUYER, INCLUDING NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE ASSETS.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the following are true and correct as of the date hereof and will be true and correct as of the Closing Date, will survive the Closing, and that no claim has been made or threatened which asserts a position contrary to these representations or warranties:

4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and consummate the transaction contemplated hereby.

4.2 Power and Authority; No Default. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action. This Agreement is the valid and binding obligation of Buyer, enforceable against it in accordance with these terms. Neither the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby will conflict with or violate the Certificate of Incorporation or By-Laws of Buyer.

4.3 Finders' Fees. Buyer has not dealt with any broker or finder or incurred any liability for brokerage fees, finders' fees, agents' commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

4.4 Approvals. No authorization, approval or consent of any governmental department, bureau or agency or other public board or authority is required for the consummation by Buyer of the transaction contemplated by this Agreement. No consent of third parties, other than Buyer's Board of Directors, is required by Buyer to consummate the transactions contemplated by this Agreement.

4.5 EXCEPT AS SET FORTH IN THIS ARTICLE 4, BUYER MAKES NO EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND.


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                                    ARTICLE V
                                    COVENANTS

5.1 Confidentiality Covenant.

a) Seller for itself, and on behalf of its affiliates, officers, directors, and (to the extent set forth in Section 3.9) employees (collectively "affiliates"), at any time from and after the date of execution of this Agreement, directly or indirectly, without the prior written consent of Buyer, will not disclose or, except as set forth in Section 1.4 and Exhibit F, use any Intellectual Property or confidential information involving or relating to the Assets or this Agreement including without limitation any information derived from the Intellectual Property or the Contracts.

b) Seller and Buyer will not disclose the specific terms of this Agreement except to parent and affiliated companies, or as required by law or regulations, or as set forth in a mutually agreed press release or other industry announcement

5.2 Non-Competition Covenant. Seller, for itself and on behalf of its Affiliates, will not for a period of ten (10) years after the Closing Date, directly or indirectly, whether for its own benefit or not, own, manage, operate, control or participate in, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist any one in the conduct of, (i) any entity or business which competes with Buyer or Buyer's parent or affiliated companies in the design, production, manufacture, use or sale of the Products or any derivatives thereof (whether for use as original equipment, spares, replacement parts or otherwise), or of any items which utilize the Intellectual Property (a) in the "aerospace market" (as defined below), or (b) for the protection against, or detection or sensing of, ice or other frozen elements or contaminants in any market, within the geographic area in which the Products are offered for sale, it being understood and agreed that such geographic area is worldwide; and/or (ii) any interference with or attempt to divert or entice away from Buyer, any customer, supplier or business related to the Products or Intellectual Property or derivatives therefrom. Notwithstanding anything to the contrary herein, mere ownership of not more than five percent (5%) of the voting stock of any publicly-held corporation, or uses of the Intellectual Property by Seller as expressly set forth in Exhibit 1.4, shall not constitute a violation of this Section 5.2. For the purpose of this Section 5.2, the "aerospace market" is the market for products, components and/or other items and services for use, incorporation, interface, testing, repair, replacement, upgrade or other application in aircraft, other fixed and/or rotary wing vehicles, spacecraft, missiles, satellites, airports, spaceports and other ground-based uses, and other aviation related application, whether as original equipment, or for replacement, spares or maintenance.

5.3 Enforcement. Seller acknowledges and agrees that, because the legal remedies of Buyer may be inadequate in the event of a breach of, or other failure to perform, any of the covenants and obligations set forth in Sections 5.1 or 5.2 hereof by Seller or its affiliates, Buyer may, in addition to obtaining any other remedy or relief available to it (including without limitation damages at law), enforce the provisions of Sections 5.1 or 5.2 hereof by injunction or any other equitable remedy. Seller will be liable for, and will assist Buyer's actions against, any violation of the obligations of this Agreement by Seller's affiliates. Seller also acknowledges and agrees that no breach by the Buyer of, or other failure by the Buyer to perform, any of the covenants and obligations of the Buyer under this Agreement shall relieve Seller or its affiliates of any of its or their obligations under this Agreement. In the event of any such alleged breach or failure of performance, Seller will seek no remedy other than liability for direct damages at law.

5.4 Severability. The parties agree that the provisions with respect to duration, geographic scope and other restriction set forth in Sections 5.1 and/or 5.2 hereof are reasonable to protect the legitimate interests of the Buyer. The provisions of this Agreement are severable. In the event that any provision should, for any reason, be finally determined by a court of competent jurisdiction to be invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof. Such invalid or unenforceable provision shall be deemed to be modified to accomplish the most similar purpose in a valid and enforceable manner to the maximum extent possible under applicable law.

5.5 Taxes.

a) Seller shall be fully responsible for and pay any and all federal, state and local sales, use, transfer or other taxes or charges or increases thereof which may be imposed by reason of the sale, use or transfer of the Assets to Buyer pursuant to the terms of this Agreement. Under no circumstances will Buyer be liable for any income, gross receipts or other similar tax measured or computed in reference to income or proceeds of Seller. Seller shall be solely responsible for, and shall indemnify and hold Buyer harmless from and against, any and all federal, state or local income, gross receipts or other similar tax measured or computed in reference to gross or net income, the Purchase Price or the allocation pursuant to Exhibit G.

b) All personal property taxes assessed against or attributable to the Assets prior to the current property tax year will be the sole responsibility of Seller. Any personal property taxes assessed against the Assets for the current property tax year shall be apportioned between the parties based on the number of days each party possessed the Assets during the current tax year. If either party pays any amount which the other is obligated to pay pursuant to this Section 5.5, then the party so paying shall be promptly reimbursed in cash by the other party within 14 days after presentation of such overpayment documentation. Possession of the Assets will be determined by the date all Assets are actually delivered to Buyer pursuant to Section 6.4.

5.6 Technical Assistance. To assist Buyer in the design, start-up, and manufacturing of the Products and use of the Assets, Seller shall provide to Buyer, at times mutually agreeable to Seller and Buyer, the services of qualified engineering and technical employees of Seller who are familiar with the Products and the Assets, for up to an aggregate of 60 hours after termination of the Transition Services Agreement. Upon submission of reasonable supporting documentation on forms requested by Buyer, Buyer will promptly reimburse Seller for such technical and engineering assistance for reasonable travel, lodging and related out of pocket expenses (excluding charges for wages or salaries of such employees).

5.7 Access to Information. Prior to the Closing, Seller shall provide Buyer and its representatives with access during normal business hours to the books, records and facilities of Seller to permit Buyer to familiarize itself with the Assets, Products and matters related to Buyer's purchase thereof, provided that such review shall not unreasonably interfere with the operations of Seller. Seller shall also furnish Buyer prior to Closing with such information concerning the Assets and Products as Buyer may from time to time reasonably request. At Buyer's request, Seller shall assist Buyer, with respect to the purposes described in Sections 6.1(d) through (j), including without limitation, establishing joint contact with appropriate customer representatives and each of Seller's third party vendors which supply Seller with items not produced by Seller and/or which are necessary for production of the Products. Seller's complete and accurate list of its most significant customers and vendors is included in Exhibit B attached hereto.

5.8 Maintenance and Repair. All responsibility for Products produced prior to the Transfer Date shall remain a Retained Liability of Seller. However, Buyer will provide routine maintenance and repair services with respect to ID-1H ice detector products for an eighteen (18) month warranty period for such Products manufactured the between the Closing Date and the Transfer Date, at Buyer's expense, up to, but in no event in an amount exceeding, the cost to manufacture the particular Product under warranty. Buyer will also provide maintenance and repair services with respect to Seller's ID-1 and ID-1H ice detection Products sold prior to the Closing Date, at Seller's sole cost and expense. Seller shall reimburse all of Buyer's costs, expenses and other charges and amounts incurred pursuant to the terms of this Section 5.8 within 14 days after receipt of Buyer's invoice, without reduction or set-off.

                                   ARTICLE VI
                              CONDITIONS OF CLOSING

6.1 Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction prior to and at the Closing Date of all the following conditions:

a) All representations and warranties of Seller shall be true and correct as of the Closing Date;

b) Seller shall have performed and satisfied all terms, covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date;

c) Seller shall have tendered and delivered the required documents and instruments at the Closing as set forth in Section 7.2 of this Agreement;

d) Buyer shall be satisfied that it can procure from Seller's vendors or other third parties, if any, all of those certain items not produced by Seller and which are necessary or convenient for the proper manufacture, development, use, maintenance, sale, operation and repair of the Products as required by the Contracts, and on terms and conditions consistent with past practice;

e) Buyer shall have met with appropriate representatives of its choice of customers, potential customers, vendors, suppliers and other parties to the Contracts as Buyer deems necessary, and Buyer shall be satisfied that such parties are willing to continue to do business with Buyer after the Closing on terms and conditions consistent with the Contracts and/or otherwise consistent with past practice;

f) Seller's Tooling and Equipment shall have demonstrated to Buyer's satisfaction that it is in good operating condition, fully functional, and capable of using, testing, storing, and handling the Intellectual Property and the manufacture, development, use, maintenance, sale, operation, and repair of the current Products and continuation of Division research, development and other technical efforts, in full compliance with all applicable technical specifications of customer and/or Seller, and the Contracts and customer requirements, and has an aggregate value of at least that set forth in Section 7.3(a);

g) Buyer shall be satisfied that the Inventory is in good, marketable, and merchantable condition, with an aggregate value of at least that set forth in Section 7.3(a);

h) Buyer shall have determined to its satisfaction that the current Products and all Division research, development and other technical efforts have fully satisfied all customer and/or Seller qualification tests, standards and requirements applicable to such Products and the Contracts, and that all consents, assignments and novations have been obtained with respect to the Contracts, or will, to Buyer's satisfaction, be obtained regarding the FAA Contract;

i) Seller's employees listed on Exhibit G continue to be employed full time by Seller prior to the Closing Date, and Buyer receives adequate assurances such Employees will continue to be employed by Seller during and subject to the period of the Transition Services Agreement, with all obligations relating to such employees' employment with Seller at all times being retained by Seller;

j) Buyer shall be satisfied that the Intellectual Property is sufficient for Buyer's purposes, has not been disclosed to, used by or infringed by any third party, and is fully sufficient for the proper manufacture, development, use, maintenance, sale, test, operation and repair of the current Products, and the continuation of research, development and other technical efforts.

k) Buyer shall be satisfied with the results of investigation of the claims described in Section 3.13 and other due diligence, and that liens have been released and consents of Seller's lender has been obtained;

l) The Transition Services and other agreements (if any) which are Exhibits hereto, are completed and signed by Seller;

m) The insurance to be provided pursuant to Section 8.4 shall be maintained in full force and effect;

n) Buyer shall have received written approval (or with respect to the FAA Contract, shall be satisfied that written approval will be received) from all appropriate government agencies, industry organizations and/or other third parties to authorize the transfer, assignment and/or novation without restriction of all certifications, authorities and other governmental, industry and/or third party approvals and recognitions with respect to the Products and the Assets to Buyer.

6.2 Conditions to Seller's Obligations. The obligations of Seller hereunder are subject to the satisfaction at or prior to the Closing Date of all of the following conditions:

a) All representations and warranties of Buyer contained in this Agreement shall be true and correct as of the Closing Date;

b) Buyer shall have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date;

c) Buyer shall have tendered and delivered the required documents on the Closing Date as set forth in Section 7.3 of this Agreement;

d) Buyer shall have tendered and delivered the Base Purchase Price pursuant to Section 2.1, subject to adjustment pursuant to Section 7.3(a);

e) Transition Services and other agreements (if any) which are Exhibits hereto, are completed and signed by Buyer.

6.3 Conditions to the Obligations of Both Parties. The respective obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement shall be subject to the conditions that (i) there shall not be in effect any statute, regulation, order, decree or judgment that would prohibit the transactions contemplated by this Agreement, (ii) no action shall have been taken or threatened by any governmental entity which would make it illegal or destructive of the fundamental purposes of this Agreement to complete the transactions contemplated by this Agreement, and (iii) the conditions to Closing of the other party as set forth in this Article 6 are satisfied.

6.4 Transfer of Assets. Seller shall be responsible for the careful delivery of the Products and Assets. Copies of tangible Intellectual Property will be delivered to such Buyer within two (2) days after the Closing Date or such longer time as Buyer may agree. Unless otherwise directed by Buyer, all Products and Assets shall remain only at Seller's Nesconset, New York facility for the period of the Transition Services Agreement for the sole purpose to allow Seller to perform the obligations of Transition Services Agreement for the benefit of the Buyer. Transfer of title to the Products and Assets to Buyer and ownership thereto shall be effective at 12:01 AM eastern time on the Closing Date. Risk of loss and responsibility for the care, protection and control of the Assets will, however, transfer only after delivery to and acceptance of the Assets by Buyer at Buyer's designated facility in Minnesota. In any event, all Assets will be safely delivered to Buyer's designated facility when directed by Buyer at Buyer's expense, but no later than termination of the Transition Services Agreement, including without limitation, originals and all copies of tangible Intellectual Property in whatever form.

                                   ARTICLE VII
                                     CLOSING

7.1 Closing. The Closing ("Closing") shall occur upon completion of the deliveries and performances required by Sections 7.2 and 7.3. The Closing hereunder shall be held at Buyer's Akron, Ohio offices on December 4, 1998 at 10:00 a.m. local time ("Closing Date") or at such other place or on such other date as Buyer and Seller shall agree, provided that such Closing shall take place on or before December 31, 1998.

7.2 Seller's Obligations. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

a) A Bill of Sale in form and substance acceptable to Buyer conveying the Assets to Buyer subject only to the limitations permitted in this Agreement;

b) Assignments, novations and/or consents, in form and substance acceptable to Buyer assigning and/or novating the Contracts to Buyer;

c) Written release of all liens and encumbrances upon the Products and Assets in form and substance satisfactory to Buyer;

d)    Executed assignments of patents and patent applications (in the form of
      Exhibit 7.2(d)), and any other instruments of conveyance that counsel for Buyer may reasonably deem necessary or desirable to effect or evidence the transfers contemplated hereby;

e) A Certificate dated the Closing Date, signed by the President of Seller certifying that the conditions specified in Sections 6.1(a), (b) and (c) have been satisfied;

f) Seller's executed copies of the Transition Services Agreement and such other documents, certifications and other items required to be delivered by the Seller at Closing by this Agreement;

g) Opinion letter of Seller's counsel providing that the patents and patent applications set forth on Exhibit E are timely and properly filed and maintained, will be fully valid and enforceable by Buyer, and to counsel's knowledge after due inquiry do not infringe the rights of any party; and

h) Seller's insurance endorsements, waivers and other applicable documents as described in Section 8.4.

7.3 Buyer's Obligations. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

a) The Base Purchase Price required to be paid under Section 2.1 hereof; provided however, if, at Closing, the aggregate book value of the Inventory is less than $350,000, or the aggregate book value of the Tooling and Equipment is less than $450,000 each amount respectively defined as the "Minimum Value"), the amount of the Base Purchase Price will be reduced by the same amount by which the actual book aggregate value of such Asset is less than its corresponding Minimum Value;

b) A Certificate executed by an officer of Buyer dated the Closing Date certifying that the conditions specified in Sections 6.2(a), (b) and (c) hereof have been satisfied; and

c) Buyer's executed copies of the Transition Services Agreement, and such other documents and items required to be delivered by Buyer to Seller at Closing by this Agreement.

7.4 Further Assurances. From time to time at or after the Closing, Seller shall, as soon as reasonably practicable after request therefor by Buyer and without further consideration, execute and deliver or cause to be executed and delivered to Buyer, in proper form for relevant recording, filing or registration, such instruments of conveyance, transfer and assurances with respect to the Products and/or Assets. Seller shall also provide such other documents and take such other action, as may be reasonably necessary or desirable to transfer to and vest and confirm in Buyer any and all rights and properties in the Assets sold or intended to be sold, conveyed or transferred hereunder or otherwise to carry out the intent of this Agreement.

                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION

8.1 Survival. The representations, warranties, covenants and continuing obligations of Seller and Buyer provided in this Agreement shall survive the Closing.

8.2 Indemnity.

a) Seller agrees to hold harmless, indemnify and defend Buyer and its employees, insurers, shareholders, representatives, successors, affiliated companies and assigns, from and against any loss, claim, cause of action, damage, liability, expense or cost of any kind or amount whatever, whether known or unknown, including without limitation court costs and reasonable attorney's and consultant's fees, that relate to or arise out of (i) any alleged or actual breach of any representation or warranty of Seller made in this Agreement, (ii) violation of any other term or condition of this Agreement by Seller, (iii) any act, omission or operation of Seller, the Division or their respective employees, agents, officers, directors or representatives, (iv) the Retained Liabilities, or (v) the Assets and/or the Products, the Seller's or Division's ownership, design, manufacture, use, maintenance, sale, condition, warranty or any other aspect, event or circumstances occurring, initiated or existing to any extent prior to the Transfer Date, (regardless of whether or not discovered or continuing after the Transfer Date), including without limitation, any alleged or actual infringement of a third party's rights resulting from Buyer's use of the Intellectual Property, excluding however, infringement that results solely from Buyer's material modification of the Intellectual Property or the design or specification of the Product;

b) Buyer agrees to hold harmless, indemnify and defend Seller and its employees, insurers, shareholders, representatives, successors, affiliated companies, and assigns, from and against any loss, claim, cause of action, damage, liability, expense or cost of any kind or amount whatever, including court costs and reasonable attorney's and consultant's fees, that relate to or arise out of (i) any alleged or actual breach of any representation or warranty of Buyer made in this Agreement, (ii) violation of any other term or condition of this Agreement by Buyer, and (iii) Buyer's ownership, design, manufacture, use, sale, condition, warranty or any other aspect, event or circumstance with respect to the Assets and/or Products if designed, used, manufactured, sold and warranted by Buyer after the Transfer Date and the risk of loss to the Assets has been transferred to Buyer pursuant to Section 6.4.

8.3 Indemnification Procedure. With respect to any matter covered by the above indemnifications, the party to be indemnified will give prompt written notice of the claim or demand to be indemnified, and will thereafter cooperate fully with the indemnifying party in the defense of the claim or demand, which defense shall be paid by the indemnifying party, with counsel and consultants to be mutually agreed upon. No settlement or compromise of such claim or demand shall be binding on the indemnifying party unless it shall have consented in writing to such settlement or compromise. All amounts determined to be due and owing under this Article VIII will be paid within thirty (30) days after such final determination. All invoices for defense, consultant's and attorney's fees shall be paid within thirty (30) days after receipt. All such amounts and invoices shall be paid in full when due as stated herein without reduction or set off. The indemnified party shall cooperate with and assist the indemnifying party's defense of any indemnified matter, with all out of pocket costs to be paid by the indemnifying party. Either party may retain additional counsel and consultants to assist with any indemnified matter, at its own expense.

8.4 Insurance. Seller shall name Buyer as additional insured under Seller's (i) business interruption insurance and employee liability insurance, through the Transfer Date, and (ii) general liability (including contractual liability), and product liability insurance applicable to Seller's indemnification pursuant to this Article VIII. With respect to indemnified matters, Seller's insurance shall be primary and Seller's insurers shall waive all claims of subrogation against Buyer. Seller will provide Buyer with documentation evidencing the additional insured endorsements and waivers of subrogation upon Buyers request and pursuant to Section 7.2 (g). Seller shall not reduce the coverage or limits of (1) business interruption or employee liability insurances prior to the Transfer Date, or (2) general liability or products liability insurances until the earlier of seven (7) years after the Transfer Date or when all Product units produced prior to the Transfer Date have been destroyed or returned to and retired by Buyer. Upon written request by Seller, Buyer will provide information regarding the approximate number of Product units produced prior to the Transfer Date that have not been returned to and retired by Buyer.

                                   ARTICLE IX
                                   TERMINATION

9.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing, without liability of any party, by either Buyer or Seller, upon written agreement, or upon written notice to the other if the Closing shall not have occurred on or before December 31, 1998.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 Costs and Expenses. Each party hereto shall bear its own costs and expenses, including attorney's fees, in the preparation of this Agreement.

10.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when received either by personal delivery, next day delivery by a national courier or by delivery certified U.S. mail, return receipt requested, properly addressed to the party entitled to receive such notice at the address stated below:

           To Buyer:        Rosemount Aerospace Inc.
                            14300 Judicial Road
                            Burnsville, Minnesota 55306-4898
                            Attention: Vice President -- Commercial Transport

           With a Copy to:  BFGoodrich Aerospace
                            250 N. Cleveland-Massillon Road
                            Akron, OH 44334
                            Attention: Law Department

           To Seller:       Robotic Vision Systems, Inc.
                            5 Shawmut Road
                            Canton, Massachusetts 02021
                            Attention: Chief Financial Officer

           With a Copy to:  Cooperman Levitt Winikoff Lester & Newman
                            800 Third Avenue
                            New York, New York 10022
                            Attention: Ira Roxland

10.3 Entire Agreement. This Agreement, including the Exhibits hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings. Each Party shall cooperate and assist the other for all purposes contemplated by this Agreement. All headings and captions are for convenience only and shall not be used in the interpretation of this Agreement.

10.4 Waiver. Discharge, Etc. This Agreement may not be released, discharged or modified except by an instrument in writing signed by a duly authorized officer on behalf of each of the parties hereto. The failure of any party to enforce any provision of this Agreement shall not be a waiver of such provision or subsequent breach of the same or any other obligation hereunder.

10.5 Governing Law. This Agreement shall be construed and the rights of the parties hereunder shall be governed by the laws of the State of Minnesota and without regard to conflicts of laws. Any unresolved disputes shall be submitted to the Federal Courts of Minnesota.

10.6 Counterparts. This Agreement may be executed by one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one Agreement.

10.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable, for any reason, it shall not invalidate or render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

10.8 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that the Buyer may assign its rights without the consent of any of the parties hereto to any affiliate of the Buyer, but no such assignment will relieve Buyer of its obligations under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

ROSEMOUNT AEROSPACE INC.                ROBOTIC VISION SYSTEMS, INC.


By: /s/ John J. Grisik                  By: /s/ Pat V. Costa
    ----------------------                  -----------------------

Name: John J. Grisik                    Name: Pat V. Costa
      ----------------------                  -----------------------

Title: Chairman                         Title: Chairman, President and
                                               Chief Executive Officer
       ----------------------                  -----------------------

                                    EXHIBIT A

                                    Products

-     All ice detection technology and equipment.

- Ice detection products known as ID-1 and ID-1H, as described below and all derivatives thereof

- All mechanical vision-based inspection and measurement systems, and electro-optical sensing technology, relating to the detection, protection, and/or measurement of ice or other frozen elements or contaminants.

-     All products and derivatives arising from the Contracts.

                                    EXHIBIT B

                                    Contracts

Federal Aviation Administration Contract Number DTFAO3-97-C-00005, "Research and Development leading to the Fabrication and Testing of a Demonstrator Aircraft Mounted Broad Area Ice Detection System."

Contract #66688 with Delta Air Lines, "Domestic Service and Training Contract".

P.0./Contract #1107834 with Delta Airlines for the purchase of Products (ID-1H).

Customers (contracts in accordance with RVSI standard terms and conditions of sale other than Delta and FAA contracts described above)

      Delta Air Lines
      FedEx
      Boeing
      Transport Canada
      Federal Aviation Administration

Top Vendors (in accordance with RVSI standard terms and conditions of purchase)

      Salina
      EG&G
      Marshall
      3M
      Loughlin
      Kaman Bearings
      Westview
      National
      Precision Metals
      JML Optics
      Phase 1
      CVI Laser
      Euro Precision
      Melles Griot
      Schott
      Edmund Scientific
      Accufab
      Radisys

Description of FAA Contract: Consent of the FAA is necessary to novate the current contract between Seller and the FAA. Seller anticipates that such consent will be obtained, but not prior to Closing. Seller will formally request such consent prior to Closing and will provide Buyer with copies of all documents regarding such request and application to novate. Seller will continue to provide its best effort, before and after Closing, to novate and transfer the benefits of the FAA Contract to Buyer.

Buyer shall retain $75,000 of the Balance of the Purchase Price. Buyer shall pay such amount to Seller within 14 days after receipt of all documentation completing the novation of the FAA Contract to Buyer. Buyer shall retain such amount of the Balance (in addition to all other rights and remedies) free and clear of any claim of Seller or any other party if, within one (1) year after the Closing Date, (i) all rights, research, development, intellectual property, funding and other amounts and benefits under the FAA Contract is not exclusively transferred to Buyer by Seller, or (ii) novation of the FAA Contract to Buyer is not completed, fully executed, and delivered to Seller. In any event, all amounts paid to or received by Seller after the Closing Date pursuant to the FAA Contract shall be paid and assigned in full, without reduction or offset, to Buyer.

                                    EXHIBIT C

                              Tooling and Equipment

Production Support Equipment                                            Quantity

Environmental Chamber                                                          1
Vibration Table                                                                1
Tektronix TDS540A 4 Channel Digitizing Scope, 500MHz, 1GS/s                    1
Tektronix TDS644A 4 Channel Digitizing Scope, 500MHz, 2GS/s                    1
HP 8116A Pulse/Function Generator, 50MHz                                       2
Tektronix PS280 DC Power Supply                                                2
Kikusui Triple Output DC Power Supply                                          2
Melles Griot 13PEM001 Broadband Power/Energy Meter                             1
Reichert Fiber Optics 1185A 150Watt Illuminator                                1
FJW Optical System IR Viewer                                                   1
Fluke Multimeters                                                              4
Field Service Laptop                                                           1
Field Service Tool Kits                                                        2
Clamp on Meter                                                                 1
Leica Disto Laser Ranger                                                       1
Humidity Sensor                                                                1
RVSI Gray Box Power Supplies                                                   2
EM Test Cables                                                            6 sets
Kepco RBX12-50A 12V, 50A Switching Power Supply                                2
Glendale Protective Technologies Laser Protective Eyeware                      2
Wire Harness Tester                                                            1
APD Test Fixture                                                               1
SM CCA Test Fixture                                                            1
TOF Test Fixture                                                               1
Test Rail wt Target                                                            1
Test Targets
Device Programmer                                                              1
Data Logger                                                                    1
Camera & Video Monitor                                                         1
Pace Soldering System                                                          1

Development Software

Turbo C                                                                        2
RD SVGA                                                                        1
RD FONTS                                                                       1
AutoCad12                                                                      2
OrCAD                                                                          2
ABEL-6 and PLD Fitters                                                         1

R&D Equipment

Trump D-40D Deicing Truck                                                      1
Fog Tunnel                                                                     1
Ice Detection R&D Test Apparatus                                               1
Wireless Transmitter & Receiver                                                2



Production Support Equipment                                            Quantity
Personal computers and monitors                                          11 sets
Laser Diodes                                                                   8
Optical Components
Electro-Optical Components
Electronic Components
Lenses
Narrow Band IF
Polarizing Beam Splitters
Waveplates
Mirrors
Optical Fiber
Power Supplies
Audio-visual Equipment

Ice Detection Systems (Engineering, Marketing, etc.)

ID-1                                                                           6
ID-1H                                                                          8
Custom Transport Cases                                                         4


                                   =========
                                    EXHIBIT
                                       D
                                   INVENTORY
                                   =========

---------------------------------------------------------------------------------------------------------------------------------
                                        T                                 U
             R                          Y                 QTY             N
             E                          P                 ON              I         UNIT            TL QTY
PN           V     DESC                 E     NHA        HAND   PO NO     T         COST  VENDOR    ON HAND      CUM        %
=================================================================================================================================
                   ID-1H ICE
                   DETECTION
51500        C     SYSTEM               SA    51500 I       2                   25750.00  MAKE        51500.00    51500.00   16%
---------------------------------------------------------------------------------------------------------------------------------
EPC34              COMPUTER
486DX4 CPU         SINGLE BD            PA    51511X       13  IE6210(n  EA      1584.00  RADISY      20592.00    72092.00   22%
---------------------------------------------------------------------------------------------------------------------------------
                   APD MODULE 5mm
52784        B     [96] option          OP    51511X        9  IF0120(n  EA      2216.00  ADV PH      19944.00    92036.00   29%
---------------------------------------------------------------------------------------------------------------------------------
                   ELECTRONICS
51511        E     MODULE ASSY          AY    51501 M       2            EA      8985.66  MAKE        17971.32   110007.32   34%
---------------------------------------------------------------------------------------------------------------------------------
51606        A     HOUSING LOWER        MP    51510 S       5  010085    EA      1500.00  SALMA        7500.00   117507.32   37%
---------------------------------------------------------------------------------------------------------------------------------
                   LCD DISP COLR
                   SHARP w/blt-in
5LU4E              inverter             PA    51510 S       8  IF1097    EA       695.00  MARSHA       5560.00   123067.32   38%
---------------------------------------------------------------------------------------------------------------------------------
51688mati          CCA EM PWR
only         B2    SUPPLY               AY    51511 E       6            EA       804.03               4824.18   127891.50   40%
---------------------------------------------------------------------------------------------------------------------------------
                   CONV DC/DC 12V
24S12.4XT          40W                  EC    51688 P      31  051788    EA       146.00  SERVOF       4526.00   132417.50   41%
---------------------------------------------------------------------------------------------------------------------------------
                   PHOTODIODE
C30872E            3MM                  OP    53688 A       6  022001    EA       745.00  EG&G O       4470.00   136887.50   43%
---------------------------------------------------------------------------------------------------------------------------------
                   HOUSING RECEIVER,
53686        K     SHORT                MP    51529 R      20  032825    EA       218.00  LOUGHL       4360.00   141247.50   44%
---------------------------------------------------------------------------------------------------------------------------------
                   LASER DIODE
                   100mw @ 852+/-
SDL-5412-H1        4nm                  EC    51574 L       5  021409    EA       710.00  SDL          3550.00   144797.50   45%
---------------------------------------------------------------------------------------------------------------------------------
FT-800-LMT         CABLE FIBER OPTIC    OP    51625X      669  IE9090    FT         4.76  THOR LA      3182.62   147980.12   46%
---------------------------------------------------------------------------------------------------------------------------------
                   CONV DC/DC
3005S12            5V/5A `G' case       EC    51688 P      26  IF1118    EA       121.30  CDI          3153.80   151133.92   47%
---------------------------------------------------------------------------------------------------------------------------------
                   DRIVE HARD DISK
ST9810AG           2.5in 810MB IDE      PA    51511 E       7  IF1459    EA       358.00  VANTAG       2506.00   153639.92   48%
---------------------------------------------------------------------------------------------------------------------------------
                   CABLE POWER
51796        C     custom               PA    52134 P    1000  050651    FT         2.50  NATION       2500.00   156139.92   49%
---------------------------------------------------------------------------------------------------------------------------------
                   CABLE FIBER
FT-1.0-EMT         OPTIC                OP    51501 M     869  051945    FT         2.58  3M           2241.38   158381.31   49%
---------------------------------------------------------------------------------------------------------------------------------
                   FILTER BANDPASS
                   MOUNTED
                   CWL=854+/-6NM
53712        C     BW=40+6NM            OP    51647 P      50  051943    EA        42.00  CVI LAS      2100.00   160481.31   50%
---------------------------------------------------------------------------------------------------------------------------------
only         B     CCA MAIN LOGIC       AY    51511 E       4            EA       504.91               2019.64   162500.95   51%
---------------------------------------------------------------------------------------------------------------------------------
52180        B     CAMERA ASSY          AY    51510 S       5            EA       394.52  MAKE         1972.60   164473.55   51%
---------------------------------------------------------------------------------------------------------------------------------
                   INSTALLATION KIT
                   CABLE
52770        A     RETRACTOR            AY    LGA           1            EA      1922.94  MAKE         1922.94   166396.49   52%
---------------------------------------------------------------------------------------------------------------------------------
                   JUNCTION BX
52141        B     ASSY                 AY    51500 I       8            EA       236.31  MAKE         1890.48   168286.97   52%
---------------------------------------------------------------------------------------------------------------------------------
                   HOUSING 5mm
51786-01     L     LENS                 MP    51529 R      40  051935    EA        45.00  SALMA        1800.00   170086.97   53%
---------------------------------------------------------------------------------------------------------------------------------
                   SCANNER
51763        G     OPTICAL              AY    51641 S       5  IF1393    EA       355.00  ELECTR       1775.00   171861.97   53%
---------------------------------------------------------------------------------------------------------------------------------

                                    PERCENT

---------------------------------------------------------------------------------------------------------------------------------
                      CAP CHIP .1uF 50V
ECU-                  cer X7R dialectric
V1H104KBW             1206                EC   51542 S     3900     IE2731    EA     0.45   DIGIKEY    1755.00   173616.97   54%
---------------------------------------------------------------------------------------------------------------------------------
only            C     CCA LASER DR        AY   51574 L        8               EA   211.53              1692.24   175309.21   55%
---------------------------------------------------------------------------------------------------------------------------------
51605           +     HOUSING UPPER       MP   51510 S        3     BLNKT     EA   550.00   SALMA      1650.00   176959.21   55%
---------------------------------------------------------------------------------------------------------------------------------
                      LCD DISP COLR
                      SHARP w/INVRTR
LQ6NC02               & CONN KIT          PA   51600X         2     IE8553    EA   794.30   MARSHA     1588.60   178547.81   56%
---------------------------------------------------------------------------------------------------------------------------------
51515           B     LOGAMP ASSY         AY   51511 E        5               EA   291.78   MAKE       1458.90   180006.71   56%
---------------------------------------------------------------------------------------------------------------------------------
BAS16                 DIODE smt           EC   51542 S     2990     IF1325    EA     0.48   ALLIED     1435.20   181441.91   56%
---------------------------------------------------------------------------------------------------------------------------------
CCBM35A               CAMERA CARD         PA   52180 C        6     IF1244(n  EA   238.30   PHASE1     1429.80   182871.71   57%
---------------------------------------------------------------------------------------------------------------------------------
                      HOUSING
52102                 RECEIVER            MP   51529 R        4     IF1600    EA   350.00   LOUGHL     1400.00   184271.71   57%
---------------------------------------------------------------------------------------------------------------------------------
                      DRIVE HARD
VIPER170              PCMCIA UPPER        PA   51511 E        4     IE7118    EA   350.00   VANTAG     1400.00   185671.71   58%
---------------------------------------------------------------------------------------------------------------------------------
51636           B3    CCA MAIN LOGIC      AY   51511 E        4     020057-   EA   349.90   ACCUFA     1399.60   187071.31   58%
---------------------------------------------------------------------------------------------------------------------------------
ECU-                  CAP CHIP 270pF
V1H271KBM             NPO                 EC   51552 L     4944     IF1323    EA     0.26   DIGIKEY    1285.44   188356.75   59%
---------------------------------------------------------------------------------------------------------------------------------
51608           Q     HOOD WELDMENT       MP   51510 S        6     IF1405(n  EA   210.00   PRECISI    1260.00   189616.75   59%
---------------------------------------------------------------------------------------------------------------------------------
                      FOG RECEIVER
52759           C     ASSY                AY   51510 S        4               EA   311.62   MAKE       1246.48   190863.23   59%
---------------------------------------------------------------------------------------------------------------------------------
                      PWB TIME OF
51639           C1    FLIGHT RANGER       PC   51638 T       25     051762    EA    48.95   TEKNICI    1223.75   192086.98   60%
---------------------------------------------------------------------------------------------------------------------------------
51542matl             CCA SENSOR
only            B     CTRL                AY   51510 S        6               EA   199.04              1194.24   193281.22   60%
---------------------------------------------------------------------------------------------------------------------------------
                      VCR/TV COMBO
VT0954                9in color AC/DC     PA   51500 I        4     020013    EA   296.00   WESTVI     1184.00   194465.22   60%
---------------------------------------------------------------------------------------------------------------------------------
52117           K     ENCL EM             MP   51511 E        8     IF1019(n  EA   143.00   GENERA     1144.00   195609.22   61%
---------------------------------------------------------------------------------------------------------------------------------
                      HOLDER 5MM
53699           A     LENS                MP   53700 H       40     051935    EA    28.00   SALMA      1120.00   196729.22   61%
---------------------------------------------------------------------------------------------------------------------------------
51545matl             CCA MOTOR
only            B1    DRIVE               AY   51510 S        6               EA   181.18              1087.08   197816.30   62%
---------------------------------------------------------------------------------------------------------------------------------
51545           B     PWB GALVO DR        PC   51544 G       27     021956    EA    38.70   TEKNICI    1044.90   198861.20   62%
---------------------------------------------------------------------------------------------------------------------------------
51637           B     PWB MAIN            PC   51636 M       26     021957    EA    40.00   PROTOT     1040.00   199901.20   62%
---------------------------------------------------------------------------------------------------------------------------------
51689           B     PWB PS2 (EM)        PC   51688 P       26     021957    EA    40.00   PROTOT     1040.00   200941.20   62%
---------------------------------------------------------------------------------------------------------------------------------
                      CONV DC/DC 25V
24S5.7XT              35W                 EC   51688X         7     IE2995    EA   144.00   SERVOF     1008.00   201949.20   63%
---------------------------------------------------------------------------------------------------------------------------------
51551           B     PWB BACKPLANE       PC   51550 B       26     IF1610    EA    38.55   TEKNICI    1002.30   202951.50   63%
---------------------------------------------------------------------------------------------------------------------------------
53711           F     APD COUPLING        MP                 10     051935    EA   100.00   SALMA      1000.00   203951.50   63%
---------------------------------------------------------------------------------------------------------------------------------
                      PWB SENSOR
51543           B     CTRL                PC   51542 S       26     021956    EA    36.70   TEKNICI     954.20   204905.70   64%
---------------------------------------------------------------------------------------------------------------------------------
                      LASER DIODE
SDL-5422-H1           150mW               EC   51574X         1     IF1098    EA   929.00   SDL         929.00   205834.70   64%
---------------------------------------------------------------------------------------------------------------------------------
51553           D     PWB LASER DR        PC   51552 L       24     051715    EA    38.70   TEKNICI     928.80   206763.50   64%
---------------------------------------------------------------------------------------------------------------------------------
SG-145                DESICCANT SG-
PROTO                 145 PAPER
PACK                  12inx12in 5pc       NM                 19     IF1317    EA    46.85   ROYCO       890.15   207653.65   65%
---------------------------------------------------------------------------------------------------------------------------------
51548matl             CCA SM PWR
only            B     SUPPLY              AY   51510 S        4               EA   221.04               884.15   208537.81   65%
---------------------------------------------------------------------------------------------------------------------------------
                      RES POT 500
3224J-1-501           11 turn smt         EC   51552 L      455     IF1441    EA     1.90   MAST DI     864.50   209402.31   65%
---------------------------------------------------------------------------------------------------------------------------------
                      DRIVE HARD DISK
ST9420AG              2.5in 420 MB IDE    PA   51511 X        3     IE8687    EA   285.00   VANTAG      855.00   210257.31   65%
---------------------------------------------------------------------------------------------------------------------------------

                                     PERCENT

-----------------------------------------------------------------------------------------------------------------------------------
                         PRINTED WIRING
                         BOARD APD
                         POWER SUPPLY
53695               A    FILTER              EC   53694      46    051932      EA      18.00  PROTOT     828.00   211085.31    66%
-----------------------------------------------------------------------------------------------------------------------------------
51547               B    PWB MOTOR DR        PC   51548 M    26    021956      EA      29.70             772.20   211857.51    66%
-----------------------------------------------------------------------------------------------------------------------------------
51549               B    PWB PS1 (SM)        PC   51548 P    26    021956      EA      29.70  TEKNICI    772.20   212629.71    66%
-----------------------------------------------------------------------------------------------------------------------------------
HK5272R13.6
L12B                     HEATER UPPER        EC   51570 O    28    051926      EA      27.50  MINCO      770.00   213399.71    66%
-----------------------------------------------------------------------------------------------------------------------------------
POLY                     POLYCARB
PLATE/RODS               PLATE/RODS          NM   51510X     0     IE3967      LO    3000.00  COMME      750.00   214149.71    67%
-----------------------------------------------------------------------------------------------------------------------------------
                         HIGH VOLTAGE
C05                      POWER SUPPLY             53690 A    5     051910      EA     149.00  EMCO       745.00   214894.71    67%
-----------------------------------------------------------------------------------------------------------------------------------
                         CABLE SIGNAL
51797               C    custom              PA   52135 S    274   020222-     FT       2.68  NATION     734.32   215629.03    67%
-----------------------------------------------------------------------------------------------------------------------------------
                         SCHOTT GLASS
                         2.5india x 1.52mm
52197               C    thk                 OP   52196 S    16    050558      EA      45.70  SCHOTT     731.20   216360.23    67%
-----------------------------------------------------------------------------------------------------------------------------------
51611               B    PWB LCD             PC   51610-1    27    021956      EA      27.00  TEKNICI    729.00   217089.23    68%
-----------------------------------------------------------------------------------------------------------------------------------
                         PINHOLE LENS
51788               J    FILTER MTG          MP   51647 P    16    051935      EA      45.00  SALMA      720.00   217809.23    68%
-----------------------------------------------------------------------------------------------------------------------------------
                         CCA SM PWR
51548               B2   SUPPLY              AY   51510 S    6     IF1911      EA     119.85  ACCUFA     719.10   218528.33    68%
-----------------------------------------------------------------------------------------------------------------------------------
                         CABLE ASSY
51632               B    MOTOR               AY   51682 G    6     IF1076      EA     119.75  MICROM     718.50   219246.83    68%
-----------------------------------------------------------------------------------------------------------------------------------
8500-1758                CONT F 20ga         EC   ASSY       520   050842      EA       1.30  CTI        676.00   219922.83    68%
-----------------------------------------------------------------------------------------------------------------------------------
                         CONN PLUG SMA
2037-5100-02             RA RG178            EC   51625X     44    IF1295      EA      15.36  COMPU      675.84   220598.67    69%
-----------------------------------------------------------------------------------------------------------------------------------
52106               E    RING LENS MTG       MP   51566 L    25    BLNKT       EA      27.00  SALMA      675.00   221273.67    69%
-----------------------------------------------------------------------------------------------------------------------------------
                         FERRULE 1mm
52149               F    FIBER               MP   51501 M    50    051935      EA      13.00  SALMA      650.00   221923.67    69%
-----------------------------------------------------------------------------------------------------------------------------------
VYS-322                  VCR w/RS-232        PA   LAB        1     IE6040(n    EA     650.00  INTELEM    650.00   222573.67    69%
-----------------------------------------------------------------------------------------------------------------------------------
                         FITTING SR
CG814-45                 (45deg)             NM   51625X     19    IF1653      EA      34.00  COLEMA     646.00   223219.67    69%
-----------------------------------------------------------------------------------------------------------------------------------
                         FOAM 24inx48inML
                         1/8 MDK ADHES
                         METALIZED
FFAOAA51                 MYLAR               NM   51742 I    120   050517      SF       5.18  SOUNDC     621.00   223840.67    70%
-----------------------------------------------------------------------------------------------------------------------------------
only                B    CCA BACKPLANE       AY   51510 S    6                 EA     102.44             614.64   224455.31    70%
-----------------------------------------------------------------------------------------------------------------------------------
AD880JR                  IC smt              EC   51554 S    26    051565      EA      23.12  FUTURE     601.12   225056.43    70%
-----------------------------------------------------------------------------------------------------------------------------------
51598               M    FRAME ISOLATION     MP   51570 O    20    051935      EA      30.00  SALMA      600.00   225656.43    70%
-----------------------------------------------------------------------------------------------------------------------------------
                         SCHOTT GLASS
                         COATED ANTI-
52196               D    REFL RG-780         AY   51510 S    16    050835      EA      37.50  SPECTR     600.00   226256.43    70%
-----------------------------------------------------------------------------------------------------------------------------------
52292               C    SPACER HEATER       MP   51510X     12    010085      EA      50.00  SALMA      600.00   226856.43    71%
-----------------------------------------------------------------------------------------------------------------------------------
                         LENS AUTOIRIS
CCLM07XE                 7.5mm               OP   52180 C    6     IF1244(n    EA     100.00  PHASE1     600.00   227456.43    71%
-----------------------------------------------------------------------------------------------------------------------------------
                         CCA TIME of
51638               C1   FLIGHT RANGER       AY   51511 E    2                 EA     292.52  MAKE       585.04   228041.47    71%
-----------------------------------------------------------------------------------------------------------------------------------
52844                    EM HANGER           MP   52853 P    10    051944      EA      58.00  SALMA      580.00   228621.47    71%
-----------------------------------------------------------------------------------------------------------------------------------
                         IC QUAD OPAMP
OP400GS                  smt                 EC   51544 G    101   IF1290      EA       5.70  FUTURE     575.70   229197.17    71%
-----------------------------------------------------------------------------------------------------------------------------------

                                     PERCENT

-----------------------------------------------------------------------------------------------------------------------------------
                         PLATE LOGAMP
51663               D    MTG                 MP   51511 E    23    011128      EA      25.00  SALMA      575.00   229772.17    71%
-----------------------------------------------------------------------------------------------------------------------------------
TCM1D2258                CAP CHIP 2.2uF
T                        20V tant            EC   51542 S    1742  IE3374      EA       0.33  CCE CAL    574.86   230347.03    72%
-----------------------------------------------------------------------------------------------------------------------------------
QM20540EU-               DRIVE HARD DISK
A                        2.5in 540MB IDE     PA   51511X     2     IE8235      EA     285.00  VANTAG     570.00   230917.03    72%
-----------------------------------------------------------------------------------------------------------------------------------
                         BRACKET STRAIN
52751               E    RELIEF              MP   51641 S    10    010085      EA      55.00  SALMA      550.00   231467.03    72%
-----------------------------------------------------------------------------------------------------------------------------------
VCR-322                  VCR 12V             PA   51514X     2     IE7665      EA     275.00  INTELEM    550.00   232017.03    72%
-----------------------------------------------------------------------------------------------------------------------------------
                         DRIVE
MMX-PCM-Q-               MINIMODULE/
72                       PCMCIA DISK         PA   51511 E    3     IE7119      EA     182.00  AMPRO      546.00   232563.03    72%
-----------------------------------------------------------------------------------------------------------------------------------
                         GROMMET
G-411-4                  LOTEMP              BI   51511 E    2925  IE8734      EA       0.19  EAR SP     541.13   233104.15    72%
-----------------------------------------------------------------------------------------------------------------------------------
52151                    PWB SHUTTER         PC   52150 F    35    IF1349      EA      15.45  TEKNICI    540.75   233644.90    73%
-----------------------------------------------------------------------------------------------------------------------------------
                         RELAY SOLID ST
682-0070                 DC INPUT            EC   52141 J    11    IF1303      EA      48.00  ALLIED     528.00   234172.90    73%
-----------------------------------------------------------------------------------------------------------------------------------
                         GRIP CORD
074011057                DELUXE              NM   51625X     12    IF1384      EA      43.85  COLEMA     526.20   234699.10    73%
-----------------------------------------------------------------------------------------------------------------------------------
TCM1C105A                CAP CHIP 1uF 16V
T                        tant                EC   51544 G    1868  IE3374      EA       0.28  CCE CAL    523.04   235222.14    73%
-----------------------------------------------------------------------------------------------------------------------------------
52108               B    RING GALVO MTG      MP   51682 G    6     BLNKT       EA      85.00  SALMA      510.00   235732.14    73%
-----------------------------------------------------------------------------------------------------------------------------------
                         CONT COAX socket
O602-47                  RG179               EC   52135 S    45    IF0086      EA      11.30  MTR TE     508.50   236240.64    73%
-----------------------------------------------------------------------------------------------------------------------------------
WP02R12S05               CONV DC/OC
L                        5V/.4A              EC   51688 P    23    051787      EA      21.83  INSIGHT    502.09   236742.73    74%
-----------------------------------------------------------------------------------------------------------------------------------
                         CCA EM PWR
51688               B2   SUPPLY              AY   51511 E    3     020057-     EA     167.25  ACCUFA     501.75   237244.48    74%
-----------------------------------------------------------------------------------------------------------------------------------
                         BEAMSPLITTER
40021-8mm3-              CUBE 8mm3-
X                        exped. del. chg     OP   51535X     1     IF0960      LO     500.00  JML OPT    500.00   237744.48    74%
-----------------------------------------------------------------------------------------------------------------------------------
52118               K    COVER EM            MP   51511 E    8     IF1019(n    EA      60.29  GENERA     482.32   238226.80    74%
-----------------------------------------------------------------------------------------------------------------------------------
85108RC162
3PW50                    CONN 23pin          EC   52135X     10    IF1763      EA      47.38  CONN T     473.80   238700.60    74%
-----------------------------------------------------------------------------------------------------------------------------------
                         CONDUIT 1/2 BLK
ATX-11                   LIQUATITE
BLACK                    FLEXIBLE                 51625X     228   IF1384      FT       2.05  COLEMA     467.40   239168.00    74%
-----------------------------------------------------------------------------------------------------------------------------------
                         CABLE 5 cond
52768               A    CUSTOM              PA   52769 C    307   050645      FT       1.52  NATION     466.64   239634.84    75%
-----------------------------------------------------------------------------------------------------------------------------------
                         LEXAN 103 blk GE
LEXAN 103                12inX48in annealed
blk 2.5in                x2                  NM   51601 H    2     IF1691      SF     233.00  COMME      466.00   240100.64    75%
-----------------------------------------------------------------------------------------------------------------------------------
1616E012ST               MOTOR/GEARBOX
123                      /                   PA   51632 M    6     IE6311      EA      76.45  MICROM     458.70   240559.34    75%
-----------------------------------------------------------------------------------------------------------------------------------
51544matl                CCA GALVO
only                B    DRIVER              AY   51510 S    2                 EA     225.29             450.58   241009.92    75%
-----------------------------------------------------------------------------------------------------------------------------------
                         CONN SMA JACK
2062-000-00              STR                 EC   51636 M    73    IF1295      EA       6.16  COMPU      449.68   241459.60    75%
-----------------------------------------------------------------------------------------------------------------------------------
AD590LH                  IC TEMP XDUCER      EC   51548 P    25    IF1042      EA      17.64  FUTURE     441.00   241900.60    75%
-----------------------------------------------------------------------------------------------------------------------------------
                         MIRROR QTZ
                         POLISHED .250 dia
                         .050 thk flatness 1
52269               A    wave/in             OP   52271 M    58    IF0439      EA       7.50  HERAEU     435.00   242335.60    75%
-----------------------------------------------------------------------------------------------------------------------------------
53691               C    APD BRACKET         AY   53717 A    12    051971      EA      35.00  SALMA      420.00   242755.60    75%
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT E

                              Intellectual Property

----------------------------------------------------------------------------------------------
    Document Type               Identification                        Comment
----------------------------------------------------------------------------------------------
R&D Notebooks                                           Quantity = approximately 15-21*
----------------------------------------------------------------------------------------------
Various Engineering Files                               Quantity approximately 200-325*
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
US Patent                    Patent No. 5,475,370
----------------------------------------------------------------------------------------------
US Patent                    Patent No. 5,532,738
----------------------------------------------------------------------------------------------
US Patent                    Patent No. 5,528,287
----------------------------------------------------------------------------------------------
US Patent                    Patent No. 5,589,822       Change in Small Entity Status was
                                                        mailed on November 2, 1998.
----------------------------------------------------------------------------------------------
US Patent                    Patent No. 5,617,076
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
US Patent Application        Serial No. 08/712,059      Application was allowed on January
                                                        16, 1998. Issue Fee was mailed April
                                                        14, 1998.
----------------------------------------------------------------------------------------------
US Patent Application        Serial No. 08/487,249      Application was allowed on July 6,
                                                        1998. Issue fee was mailed October 6,
                                                        1998. Letter Regarding Erroneous
                                                        Small Entity Status was mailed
                                                        October 30, 1998.
----------------------------------------------------------------------------------------------
US Patent Application        Serial No. 08/677,785      Application was allowed on June 12,
                                                        1998. Issue fee was mailed _______.
----------------------------------------------------------------------------------------------
US Patent Application        Attorney Docket No.        Application was filed October 9, 1998.
                             1905-40
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
European Patent Convention   Serial No. 93924961.1      Application was filed April 10, 1995
Application
----------------------------------------------------------------------------------------------
European Patent Convention   Serial No. 95119992.6      Published.
Application
----------------------------------------------------------------------------------------------
European Patent Convention   Serial No. 96306480.3      Published.
Application
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Australian Patent            Patent No. 681607
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Canadian Patent Application  Serial No. 2,147,462       Application was filed April 20, 1995.
----------------------------------------------------------------------------------------------

*To be specifically determined prior to closing.

                                    EXHIBIT F

                   TRANSITION SERVICES AND SUPPLY AGREEMENT

THIS AGREEMENT is made and is effective as of the ______ day of_____________ 1998 ("Effective Date") by and between Rosemount Aerospace Inc., the Aircraft Sensors Division of The BFGoodrich Company, ("BFG"), a Delaware corporation having its place of business at 14300 Judicial Road, Burnsville, Minnesota, 55306, and Robotic Vision Systems, Inc. ("RVSI"), a Delaware corporation having its place of business at 5 Shawmut Road, Canton, Massachusetts 02021.
BFG and RVSI agree as follows:

WHEREAS, contemporaneous with the Effective Date, BFG and RVSI, have entered into an agreement ("Purchase Agreement") under which selected assets of RVSI's Aircraft Safety Division ("Division") and the associated research, development, know-how, manufacture, production, sale, and all related rights and intellectual property to electro-optical ice detection products ("Products" and "Assets" as defined in the Purchase Agreement) are to be sold by RVSI and purchased by and transferred to BFG; and

WHEREAS, BFG will use the Assets and develop and manufacture the Products in the future subject to the terms and conditions of the Purchase Agreement; and

WHEREAS until this Agreement terminates or expires, BFG requires a reliable and predictable supply of the Products, and the continuation of manufacture, research, development, customer service, and other activities to enable BFG to continue to respond to customer, supplier and market needs, and serve customer and supplier requirements; and

WHEREAS, RVSI will employ personnel, provide facilities and continue the research, development, manufacture, distribution, supply, and transition and customer service for the Products for BFG and/or its customers, and take all other action necessary to assist BFG in assuming and protecting the Assets, transferring the purchasing, production, marketing, and other processes and Intellectual Property (as defined in the Purchase Agreement), maintaining goodwill with such customers, suppliers, potential customers and others in the market, performing the Contracts ( as defined in the Purchase Agreement), and providing to BFG consultation, advice, assistance and recommendations with respect to (i) application, know-how and use of Intellectual Property and Products by BFG and its customers, and (ii) transfer, start up and production of Product formulation, and manufacturing processes, and equipment and product testing, and quality assurance (collectively, "Services").

NOW THEREFORE, the specific terms, promises, covenants and conditions of the parties are as follows:

ARTICLE I - SCOPE

1.1 RVSI will provide the Services to BFG through the term of this Agreement. In providing these Services, RVSI and its employees shall act in a thorough, professional and diligent manner, use their best efforts to promote the purpose of this Agreement, secure for BFG the full benefit of the Purchase Agreement, preserve and protect the Assets, comply with all laws, regulations and contractual obligations, and facilitate the use and understanding by, and transfer of the Assets to, BFG.

1.2 RVSI is an independent contractor. The individuals performing the Services pursuant to this Agreement are employees of RVSI and not of BFG. In no event will RVSI or its shareholders, officers, agents or employees be considered employees or agents of BFG, and all claims to the contrary are and will be denied and waived by RVSI. RVSI is solely responsible for the payment of all salaries, wages, withholding, FICA and other amounts, and for the direction and control of its employees, and will defend, indemnify and hold BFG harmless from any claim or obligation arising therefrom.

ARTICLE II- PRODUCTION AND TRANSITION OBLIGATIONS

2.1 During the term of this Agreement, RVSI shall continue to produce, research, develop, support, manufacture and supply Products and services in accordance with past practice as hereinafter defined (unless otherwise directed by Buyer) including, without limitation, the ID-1 and ID-1H Ice Detection Systems and their derivatives, contract #DTFA03-97-C-00005 with DOT/FAA Wiliam J. Hughes Technical Center, Contract #6668 8 with Delta Airlines, experimental products and other products or concepts previously researched, under development and/or manufactured by RVSI's Aircraft Safety Division. As part of the Services, RVSI will provide all necessary transition assistance to BFG and/or BFG customers, in response to needs and requests of BFG and/or customers and potential customers for the Products. During the term of this Agreement, the Products shall be manufactured and other Services provided at the Division's current facilities at Nesconset, New York, consisting of leased real estate and other improvements owned or leased by RVSI (the "Facility").

2.2 Any and all Intellectual Property (as defined in the Purchase Agreement) resulting from the Services performed under this Agreement shall be the sole and exclusive property of BFG, subject only to the grant to RVSI of a nonexclusive license thereto as set forth in Article 1.4 of the Purchase Agreement.

ARTICLE III - PRICING

BFG will establish and publish all Product pricing, and all purchasing, sales, marketing, distribution and customer and supplier materials and policies for the Products. RVSI will cooperate with BFG and follow BFG instructions regarding such matters. RVSI hereby authorizes and consents to BFG's use and distribution of Product literature, marketing materials, price lists and other documents bearing RVSI's name, marks, logos or other identifiers during the term of this Agreement.

ARTICLE IV - TERM AND TERMINATION

4.1 This Agreement shall commence on the Effective Date and shall continue in effect for a term expiring no later than six (6) months following the Effective Date or immediately (i) upon thirty (30) days prior written notice to RVSI by BFG that BFG deems itself fully capable of manufacturing and supplying Products and servicing BFG's customers, or (ii) if the Closing (as defined in the Purchase Agreement) does not occur.

4.2 In the event of a default by a party of a material term under this Agreement, the non-defaulting party shall provide to the defaulting party written notice describing the default, and the defaulting party shall have seven (7) days from the receipt of such notice to cure such default. Should the defaulting party fail within the seven (7) days to fully cure such default, then the other party may terminate or suspend its obligations under this Agreement, effective upon written notice to the defaulting party. Termination or suspension under this Section 4.2 is in addition to all other rights available to the non-defaulting party at law or equity.

4.3 Termination, suspension or expiration of this Agreement shall not operate to relieve BFG of the obligation to pay for Services (pursuant to Article
      V) compliant with this Agreement prior to sending notice of default.

ARTICLE V - OPERATING SERVICES

During the term of this Agreement, RVSI shall provide the following as part of the Services contemplated by this Agreement:

5.1 RVSI shall pay employee wages and salary for those Division employees listed in Appendix A ("Employees"), plus a burden of 30% on such wages and salaries representing employee benefit costs, to perform manufacturing, operations, physical distribution, storage, inventory, shipping, administrative, technical, marketing, sales, research and development, know-how transfer, clerical and other services necessary to manufacture Products and provide the Services contemplated by this Agreement, in a manner consistent with good business practice and the regular good faith operation of RVSI and the Division during the twelve (12) month period prior to the Effective Date ("past practice"), and in accordance with BFG instructions.

5.2 RVSI shall provide and pay for all necessary and ordinary utility expenses for the operation of the Facility to perform the Services, such as natural gas, electricity, water, rent, insurance for the Facility, telephone, and waste disposal, consistent with past practice.

5.3 RVSI shall provide and pay for all necessary office and ordinary equipment, office supplies, office services and day-to-day "petty cash" items necessary to provide the Services under this Agreement, consistent with past practice.

5.4 RVSI shall provide and pay for all necessary and ordinary miscellaneous operating expenses including, office consumables, supplies, lubricants, safety equipment, employee work uniforms, equipment maintenance, refuse disposal, freight charges, reasonable travel expenses, and other operating expenses, consistent with past practice.

5.5 Based upon information prepared in good faith and supplied by RVSI to BFG, RVSI's estimated expenses pursuant to Sections 5.1, 5.2, 5.3 and 5.4 for each two (2) week period during the term of this Agreement are as follows (collectively, "Expenses")


      a.    Section 5.1 Expenses               -      $   29,579
      b.    Section 5.2 Expenses               -      $    3,930
      c.    Section 5.3 Expenses               -      $    2,408
      d.    Section 5.4 Expenses               -      $   10,096

      Total estimated two (2) week Expenses    -      $   46.013


5.6 After the end of each two (2) week period during the term of this Agreement, RVSI will provide BFG with detailed documentation itemizing all Expenses incurred pursuant to Sections 5.1, 5.2, 5.3 and 5.4 during that two (2) week period. Upon receipt and approval of that documentation, and confirmation of payment of Expenses by RVSI consistent with past practice, BFG will reimburse the applicable Fund (as defined below) account for those Expenses properly paid by RVSI. This reimbursement shall be made by check or wire transfer (at BFG's option) at BFG normal vendor/supplier payment. The reimbursement shall be the lesser of the amounts specified in Section 5.5 above, or the actual total amount of
      Section 5.1 Expenses (to be paid to RVSI's existing account for payment of payroll expenses) and Section 5.2, 5.3 and 5.4 Expenses (to be paid to a new, zero balance account opened by RVSI) for the sole purpose of paying Expenses incurred by RVSI for providing the Services (the "Fund"). Only those expenses specifically described in this Article V will be paid by BFG, and only up to the amount of each particular Expense set forth above in this Section 5.5 or the corresponding actual amount, if less. In no event will BFG be responsible, whether by reimbursement or otherwise, for amounts in excess of the total estimated Expenses for any two (2) week period, or for the individual limit on each particular category Expenses as set forth in Section 5.5 without the prior written approval of BFG authorized employees, expressly waiving the requirements of this Section
      5.6. Expenses shall not include, and RVSI shall be solely responsible for, all employee and retiree benefits, severance, vacation, disability, withholdings, deductions, worker compensation, medical, dental and other insurance and other employment related costs and expenses (other than as subject to reimbursement pursuant to Section 5.1).

5.7 RVSI shall pay for, provide and maintain current insurance coverages on the building, property, improvements, fixtures and other real property and assets of RVSI at the Facility (subject to reimbursement of the cost of such coverages to the extent applicable to the Facility pursuant to
      Section 5.2). Further, all repairs and maintenance to such property of RVSI shall be an expense of RVSI without reimbursement by BFG. RVSI shall, at its own expense, maintain such fire and other property perils insurance consistent with past practice to protect its interest in its personal and real property, and shall name BFG as loss payee to the extent of BFG's interest in the Assets at the Facility. RVSI waives, releases, defends and indemnifies BFG from and against all claims for loss or damage to its personal or real property at the Facility caused by BFG, its employees, agents, successors, assigns, or related to any environmental responsibility, or arising out of any event insurable under a standard form all risk property insurance policy, regardless of the limits of that policy or whether or not RVSI has maintained that policy (except for willful damage to or theft of any of the Assets caused by Buyer or its employees). RVSI shall obtain the proper endorsement to reflect the foregoing waiver of subrogation and deliver evidence of such waiver to BFG upon execution of the Purchase Agreement.

5.8 Those Employees who have continuously provided the Services for BFG, consistent with past practice, at least forty (40) hours per week during each week of the term of this Agreement, and are employed by RVSI on the termination of this Agreement described in Section 4.1 (unless termination is pursuant to Section 4.1 (ii) or Section 4.2), ("employed"), shall be paid a bonus by RVSI. RVSI shall supply BFG with an itemized statement indicating the amount of the bonus and to whom the bonus was paid. BFG shall reimburse RVSI for such bonuses paid to employees up to the amount set forth in Appendix B, pursuant to Buyer's normal vendor/supplier payment cycle, provided that proper documentation is supplied.

      Prior to termination of this Agreement and upon 30 days written notice to RVSI, BFG may require that any employee listed on Appendix A no longer provide the Services. In that case, or if such employee is no longer employed by RVSI for any reason, such employee's compensation and other amounts will not be included in the calculation or reimbursement of any of the expenses of Article V from the date of such notice. If such employee is employed up to the date of notice by BFG and is paid a bonus by RVSI, BFG shall reimburse RVSI up to the amounts set forth in Appendix B pursuant to this Section 5.8; provided, however, if (i) BFG has requested such employee no longer provide the Services for just cause, or (ii) this Agreement has been terminated pursuant to Section 4.1 (ii) or 4.2, then no reimbursement shall be paid.

5.9 Except for reimbursement of certain costs of RVSI as specifically provided by this Article V of this Agreement, BFG shall have no responsibility, liability or obligation of any kind with respect to RVSI, its employees, agents, shareholders, successors or assigns, or with respect to the Facility or other cost or obligation. In no event will BFG be responsible for any amount in excess of estimated amounts specifically set forth for each item of Expense in Section 5.5, or Expenses as actually incurred by RVSI, whichever is less. Any cost, expense, liability, or other amount in excess thereof, shall be the sole responsibility of RVSI, unless and to the extent specifically otherwise agreed in writing by Vince LoPresto or Mark Koosmann of BFG, (subject to change by notice from BFG) specifically referring to and waiving the terms and limitations of this Agreement. RVSI shall directly pay such amounts and seek reimbursement from BFG pursuant to this Article V.

5.10 If Closing does not occur (except if due to default by BFG), RVSI will reimburse BFG for all amounts paid by BFG under this Agreement, within 14 days.

ARTICLE VI - ORDER ENTRY AND SUPPORT SERVICES

6.1 From and after the Effective Date and until the day of termination as provided by Article IV, RVSI shall continue to receive orders from customers. RVSI shall immediately turn such orders to BFG and await BFG instructions as to credit and other suitability of the customer order. After the order is confirmed and accepted by BFG, the order shall be entered as instructed by BFG, provided that all such orders shall be for the account of and in the name of BFG, and not RVSI. In the performance of such activities, RVSI, only as an independent contractor of BFG, shall be acting on behalf of BFG and shall have no authority to bind or commit BFG. RVSI shall fill all orders accepted by BFG on behalf of BFG and on the basis of "Sold by BFGoodrich." RVSI shall accommodate such orders and effect such shipments in a manner consistent with past practice except as otherwise provided in this Agreement or by BFG. After suspension, termination or expiration set forth in Article IV, RVSI's limited authority pursuant to this Section 6.1 shall automatically terminate and RVSI shall have no authority to act on behalf of BFG in connection with the purchase of materials or the sale or distribution of Products to customers of BFG, whether or not the same are former customers of RVSI.

6.2 In addition to Section 6.1, at all times during the terms of this Agreement, BFG may place or direct Product or service orders from RVSI for drop shipment to customers (or for inventory shipment to BFG), and RVSI shall accommodate such orders and effect such shipments in a manner consistent with past practice as if such order(s) had been made by an RVSI customer.

6.3 Unless expressly delegated to RVSI in writing by authorized officers of BFG, BFG shall be responsible for invoicing customers for all such orders filled by RVSI on behalf of BFG. RVSI shall timely provide BFG with sufficient and accurate information to enable BFG to prepare and send such invoices. Any payments for the Products or services received by RVSI shall not be deposited or held by RVSI, but shall immediately be endorsed "Pay to the order of Rosemount Aerospace Inc." and forwarded to BFG. RVSI shall, in addition, maintain all shipping and manufacturing records sufficient to enable BFG to verify orders, prices and other terms, verify receipt by the customer of such orders, and resolve quality, quantity and other disputes such as may arise. RVSI shall maintain storage, transportation and shipping relationships, and prices, terms and conditions thereof, in a manner consistent with past practice, to the extent practicable and reasonable. If such relationships, terms and conditions cannot be maintained, RVSI shall so advise and coordinate with BFG.

6.4 RVSI shall utilize existing Inventory (as defined in the Purchase Agreement) and production and research and development materials located at the Facility and to be owned by BFG as of the Closing to manufacture the Products. As RVSI anticipates additional materials for the Products or for research and development efforts with respect to the Products ("Materials") will be needed, RVSI shall timely advise BFG. Unless expressly delegated to RVSI in writing, BFG will order the Materials for shipment directly to RVSI at the Facility; provided, however: (i) RVSI may order up to $1,000.00 per purchase order, up to an aggregate of $5,000.00 every two weeks, of Materials without BFG consent; and (ii) materials (not to exceed $20,000) ordered prior to the Effective Date and not yet paid for by RVSI, and not reflected in Inventory, shall be considered Materials for the purpose of the Section 6.4. BFG will be the sole and unencumbered owner of, and will be responsible for payment for, Materials ordered pursuant to this Section 6.4. Materials shall only be used for the production of Products ordered by BFG, for customer orders accepted by BFG, or for research and development services under this Agreement. Materials and finished goods inventory shall be maintained at quantity and quality levels consistent with past practice, unless otherwise directed in writing by BFG.

6.5 All Products, Materials, Inventory, and other Assets at the Facility will be kept free of all liens, charges or encumbrances of any kind created or caused by RVSI. RVSI will execute all documents necessary or requested and will otherwise cooperate with BFG to establish, confirm and protect BFG's ownership of the Products and Assets after the Closing.

ARTICLE VII - SPECIFICATIONS

7.1 Materials used and Products supplied by RVSI to BFG or its customers shall at all times be of good quality, in accordance with BFG and/or customer quality standards, within applicable shelf life, and manufactured to meet the customer and RVSI specifications and warranty for the particular Product.

7.2 During the term of this Agreement, the specifications and/or components of the Products may be modified, supplemented, changed or revised only upon written agreement between BFG and RVSI and execution of appropriate engineering change orders.

ARTICLE VIII - ENVIRONMENTAL, FACILITY AND INDEMNITY

RVSI does not and shall not manufacture any Products using asbestos, PCB's, radioactive materials, ozone depleting substances or any material that is not properly registered under the Toxic Substance Control Act or is not otherwise properly documented or approved by law, rule or regulation. RVSI is the lessee of the Facility, and RVSI and its employees have and will continue to have full and exclusive control over the Facility and the operations and activities thereon. RVSI will defend, indemnify and hold harmless BFG, its employees, agents, insurers, successors and assigns from and against any and all loss, claims, damages, fines and expenses (including, without limitation, a reasonable legal fees) at any time arising from (i) any accident or other occurrence on or about the Facility, (ii) any environmental remediation, liability, payment or action required by applicable laws, regulations or directives of governmental authorities as a result of the release at any time of any toxic or hazardous substance or waste, petroleum product or other regulated substance on or about the Facility (iii) the generation, handling, transportation or disposal of any hazardous or other materials by RVSI,, and/or (iv) any governmental investigation or action relating to RVSI, the Division or the Facility.

ARTICLE IX - GENERAL

9.1 Each party represents and warrants to the other that it has the authority to enter into and perform all the provisions of this Agreement, and that the execution and performance of this Agreement by such party will not constitute a breach of, or conflict with, any other agreement, contract, undertaking or arrangement, whether written or oral, to which that party is bound.

9.2 Article headings are for ease of reference only and shall not affect the substantive interpretation of this Agreement.

9.3 The parties understand and agree that each shall cooperate and assist the other for all purposes contemplated by this agreement including, without limitation, manufacturing the Products in accordance with specifications and customer requirements, supplying and servicing customers, transitioning production, Intellectual Property and operations to BFG employees and facilities, and otherwise taking actions to fulfill the intent of this Agreement.

9.4 If performance of this Agreement is restricted, prevented or interfered with due to a condition or event which is covered under RVSI's business interruption insurance, and BFG is an additional insured and receives the benefit of such coverage pursuant to Section 6.4 of the Purchase Agreement, RVSI upon giving prompt written notice to BFG, shall temporarily be excused from providing further Services to the extent of such restriction, prevention or interference. RVSI shall take all immediate action to remove the condition or event causing such non-performance. BFG may terminate or suspend its obligations under this Agreement or take other action to obtain the Services.

ARTICLE X - MISCELLANEOUS

10.1 Costs and Expenses. Each party hereto shall bear its own costs and expenses, including attorney's fees, in the preparation of this Agreement

10.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when received either by personal delivery, next day delivery by a national courier or by delivery certified U.S. mail, return receipt requested, properly addressed to the party entitled to receive such notice at the address stated below:

           To Buyer:        Rosemount Aerospace Inc.
                            14300 Judicial Road
                            Burnsville, Minnesota 55306-4898
                            Attention: Vice President -- Commercial Transport

           With a Copy to:  BFGoodrich Aerospace
                            250 N. Cleveland-Massillon Road
                            Akron, Ohio 44334
                            Attention: Law Department

           To Seller:       Robotic Vision Systems, Inc.
                            5 Shawmut Road
                            Canton, Massachusetts 02021
                            Attention: Chief Financial Officer

           With a Copy to:  Cooperman Levitt Winikoff Lester & Newman
                            800 Third Avenue
                            New York, New York 10022
                            Attention: Ira Roxland

10.3 Entire Agreement, This Agreement, including the Exhibits hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings.

10.4 Waiver. Discharge, Etc. This Agreement may not be released, discharged or modified except by an instrument in writing signed by a duly authorized officer on behalf of each of the parties hereto. The failure of any party to enforce any provision of this Agreement shall not be a waiver of such provision or subsequent breach of the same or any other obligation hereunder.

10.5 Governing Law. This Agreement shall be construed and the rights of the parties hereunder shall be governed by the laws of the State of Minnesota and without regard to conflicts of laws. Any unresolved disputes shall be submitted to the Federal Courts of Minnesota.

10.6 Counterparts. This Agreement may be executed by one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one Agreement.

10.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable, for any reason, it shall not invalidate or render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

10.8 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that the Buyer may assign its rights without the consent of any of the parties hereto to any affiliate of the Buyer, but no such assignment will relieve Buyer of its obligations under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

ROSEMOUNT AEROSPACE INC.                 ROBOTIC VISION SYSTEMS, INC.

By: _________________________________    By: ________________________________

Name: _______________________________    Name: ______________________________

Title: ______________________________    Title: _____________________________

                                   Appendix A

Daniel Schoeffler
John Schaefer
Daniel De Vito
Howard Austerlitz
Murray Lawrence
James Scavo
Ernest Held
Melissa Musimecci
Vincent Cerullo

                                   Appendix B

--------------------------------------------------------------------------------
EMPLOYEE                                  BONUS
--------------------------------------------------------------------------------
Daniel Schoeffler                         15%
--------------------------------------------------------------------------------
John Schaefer                             15%
--------------------------------------------------------------------------------
Daniel DeVito                             i5%
--------------------------------------------------------------------------------
Vincent Cerullo                           15%
--------------------------------------------------------------------------------
Howard Austerlitz                         10%
--------------------------------------------------------------------------------
Murray Lawrence                           10%
--------------------------------------------------------------------------------
James Scavo                               10%
--------------------------------------------------------------------------------
Ernest Held                               5%
--------------------------------------------------------------------------------
Melissa Musimecci                         5%
--------------------------------------------------------------------------------


The bonus percentage set forth above is to be applied only to the Employee's base wages or salary (exclusive of bonues, benefits, vacation, insurance and workers compensation payments, commissions and other cash and non-cash compensation) for the period from November 1, 1997 to October 31, 1998.

                                    EXHIBIT G

                               Employee Retention

Table G-1, attached, lists the defined "Employees" of Seller as used in this Exhibit ("Employees"). The Employees are agreed by Buyer and Seller to be critical to Buyer's receipt of the benefits of this Agreement and the performance of Seller's obligations hereunder. Therefore, Buyer shall retain the Balance of the Purchase Price less the amount set forth in Exhibit B ($375,000, hereinafter, the "Adjusted Balance") to encourage the retention of, or compensate for the failure to retain, such Employees upon the following terms and conditions:

1. If all Employees are employed continuously by Seller for at least 120 days after the Closing Date, Buyer will pay Seller the full amount of the Adjusted Balance.

2. If none of the Employees are employed continuously by Seller for the 60 day period following the Closing Date, Buyer shall retain the full amount of the Adjusted Balance, free of any claim or right of Seller or others, and the Base Purchase Price as adjusted shall become the final Purchase Price.

3. For those Employees who are employed continuously by Seller for at least 60 days after the Closing Date, Buyer will pay Seller the applicable percentage of the Adjusted Balance corresponding to such Employee as shown on Table G-1. The percentage of the Adjusted Balance with respect to those Employees who have not remained employed by Seller for such period shall be retained by Buyer, free and clear of all claim of right of Seller or others.

4. For those Employees who are employed continuously by Seller for at least 120 days after the Closing Date, Buyer will pay Seller the applicable percentage of the Adjusted Balance corresponding to such Employee as shown on Table G-1. The percentage of the Adjusted Balance with respect to those Employees who have not remained employed by Seller for such period shall be retained by Buyer, free and clear of all claims or right of Seller or others.

      As used herein, "employed" means:

            The continuous, exclusive, full time (minimum 40 hours per week) employment by Seller of Employees to provide to Buyer the Services described in the Transition Service Agreement and otherwise to facilitate Seller's performance of this Agreement and Buyer's acquisition and full use of the Assets and Products;

An Employee who was "employed" as defined above up from the Effective Date to the time of death prior to the Transfer Date, or 30 days after the date of Buyer's notice pursuant to the second paragraph of Section 5.8 of the Transition Services Agreement, shall be considered "employed" by Seller for all payments pursuant to this Exhibit G;

The employment by Buyer prior to the Transfer Date of an Employee who was "employed" as defined above up to the time hired by Buyer shall be considered "employed" by Seller for all payments pursuant to this Exhibit G;

The substitution of another employee or employees of Seller for the listed Employee, subject to Buyer's discretion, and as approved in writing by Buyer and as shown by an agreed amendment to Table G-1.

      Table G-l  Percentage of the Adjusted Balance Reimbursement Schedule

--------------------------------------------------------------------------------
Continuous Employment         60 Days or Greater      120 Days or Greater
                           (% of Adjusted Balance)  (% of Adjusted Balance)
--------------------------------------------------------------------------------
Daniel Schoeffler                   19%                      11%
John Schaefer                       19%                      11%
Daniel DeVito                       14%                       6%
Vincent Cerullo                     14%                       6%
--------------------------------------------------------------------------------


                                    EXHIBIT H

                                   Allocation

Inventory                              $  350,000
                                       ----------

Tooling and Test Equipment             $  450,000
                                       ----------

Contract and Intellectual Property     $1,800,000
                                       ----------

Noncompetition Covenant                $  900,000
                                       ----------

Goodwill                               $1,000,000
                                       ----------

TOTAL                                  $4,500,000
                                       ----------


The allocation for Tooling and Equipment and for Inventory, shall be adjusted as provided by Section 7.3(a). If the Purchase Price is further adjusted pursuant to Exhibits B or G, the allocation to Contract and Intellectual Property, Non-competition covenant and Goodwill shall be reduced in equal amounts.